Exhibit 99.1

AeroVironment Chief Operating Officer Wahid Nawabi Named President

SIMI VALLEY, Calif., Jan. 15, 2016 — AeroVironment, Inc. (NASDAQ:AVAV) today announced Wahid Nawabi has been named president in addition to his role as chief operating officer, effective immediately.  Tim Conver will continue as chairman and chief executive officer of AeroVironment.

“Wahid’s effective leadership as chief operating officer has contributed to significant improvements in our focus and operational effectiveness,” said Mr. Conver.  “As president and chief operating officer, Wahid will continue to focus on executing our operating plan while taking on a larger role in our strategic planning process to drive continued value creation. I look forward to working closely with Wahid to continue building on our operational and financial momentum.”

“It is an honor to be named president of AeroVironment,” said Mr. Nawabi, “I am excited to take on the role and continue working with Tim and the rest of the management team as we pursue innovative growth opportunities to deliver compelling value for our customers and stockholders.”

Wahid Nawabi, 46, has served as chief operating officer of the Company since April 2015.  He joined AeroVironment in 2011 as senior vice president and general manager of the EES business segment, where he led the redesign of the segment’s business strategy and successfully launched a number of innovative new products.  Mr. Nawabi also led multiple business process improvement projects, which led to significant enhancements in operational efficiency.  He then led the integration of functional organizations into a single corporate shared services model across both UAS and EES business segments and all product lines.  Before joining AeroVironment, Nawabi worked with global technology companies in industries spanning industrial/electrical equipment manufacturing and clean technology.  Nawabi initiated and led the Enterprise/Data Center business at APC, which was later acquired by Schneider Electric, growing revenue to $600 million between 2000 and 2008. Nawabi also previously led C&D Technologies’ Americas business.

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About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions. The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on demand, to people and enterprises engaged in military, public safety and commercial activities around the world. AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets. More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

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